                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                                           STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY                                                         INCORPORATION OR ORGANIZATION
------------------                                                         -----------------------------

Tekex Corporation                                                          California
Tekex Limited                                                              U.S. Virgin Islands
Tekelec Ltd.                                                               Japan
Tekelec Canada Inc.                                                        Canada
Chameleon Network Systems, Limited                                         United Kingdom
Protocol Technologies, Inc.                                                California
Chameleon Network Systems                                                  California

-----------------

* The subsidiaries of the Registrant do not do business under any name other than as listed above.